Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Celanese Corporation, which is to file with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-3 (Registration Statement), hereby constitutes and appoints Mark C. Rohr, Chief Executive Officer of Celanese, Christopher W. Jensen, Senior Vice President, Finance and Chief Financial Officer of Celanese, and Kevin S. Oliver, Chief Accounting Officer and Controller of Celanese, and, in each case, any of their respective successors at Celanese (in function or otherwise) or designees, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, the Registration Statement and any and all post-effective amendments and supplements to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to the Registration Statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Signature	Title	Date

/s/ MARK C. ROHR	Chairman and Chief Executive Officer	February 10, 2017
Mark C. Rohr	(Principal Executive Officer); Director

/s/ CHRISTOPHER W. JENSEN	Senior Vice President, Finance and Chief Financial Officer	February 10, 2017
Christopher W. Jensen	(Principal Financial Officer)

/s/ KEVIN S. OLIVER	Chief Accounting Officer and Controller	February 10, 2017
Kevin S. Oliver	(Principal Accounting Officer)

/s/ JEAN S. BLACKWELL	Director	February 10, 2017
Jean S. Blackwell

/s/ WILLIAM M. BROWN	Director	February 10, 2017
William M. Brown

/s/ EDWARD G. GALANTE	Director	February 10, 2017
Edward G. Galante

/s/ KATHRYN M. HILL	Director	February 10, 2017
Kathryn M. Hill

/s/ DAVID F. HOFFMEISTER	Director	February 10, 2017
David F. Hoffmeister

/s/ JAY V. IHLENFELD	Director	February 10, 2017
Jay V. Ihlenfeld

/s/ FARAH M. WALTERS	Director	February 10, 2017
Farah M. Walters

/s/ JOHN K. WULFF	Director	February 10, 2017
John K. Wulff